UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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[     ]    Preliminary Proxy Statement
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[     ]    Soliciting Material Pursuant to §240.14a-12

TANDY LEATHER FACTORY, INC.
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(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TANDY LEATHER FACTORY, INC.
1900 Southeast Loop 820
Fort Worth, Texas  76140

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Tandy Leather Factory, Inc. Stockholder:

On Tuesday, June 7, 2016, Tandy Leather Factory, Inc. will hold its 2016 Annual Meeting of Stockholders at its principal office in Fort Worth, Texas.  The meeting will begin at 11:00 a.m. local time.

Only stockholders who owned common stock at the close of business on April 20, 2016 can vote at the Annual Meeting or any adjournments that may take place.  At the Annual Meeting, we will consider:

(1) The election of an eight-member Board of Directors for a one-year term;
(2) An advisory vote on executive compensation as disclosed in these materials; and
(3) Any other business properly presented at the meeting.

Our Board of Directors recommends that you vote in favor of Proposals 1 and 2.  The proxy statement also outlines certain of our corporate governance practices, discusses our compensation philosophy and practices, and describes the Audit Committee’s recommendation to the Board of Directors regarding our 2015 financial statements.  We encourage you to read these materials carefully.

Under the rules approved by the U.S. Securities and Exchange Commission, we are now furnishing proxy materials (the proxy statement and our Annual Report on Form 10-K) on the Internet to our stockholders.  Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials sent to our stockholders.  The Notice of Internet Availability of Proxy Materials will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your vote is important.  Whether or not you expect to attend the Annual Meeting, we urge you to vote promptly.

Please advise our transfer agent, Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA  19103, of any change in your address.

Important Notice Regarding the Availability of Proxy Materials
for the 2016 Annual Meeting to be held on June 7, 2016

We are sending Notice of Internet Availability of Proxy Materials to our stockholders on or about April 28, 2016, notifying them that this proxy statement and our 2015 Annual Report is available at www.tandyleather.com by choosing “Investor Relations” and then the “Proxy Online” link.

By Order of the Board of Directors,
s/s William M. Warren
Willaim M. Warren
General Counsel and Secretary

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

Because you are a stockholder of Tandy Leather Factory, Inc. as of the record date and entitled to vote at the 2016 Annual Meeting of Stockholders, our Board of Directors is soliciting your proxy to vote at the Annual Meeting.  You are invited to attend our Annual Meeting on June 7, 2016, beginning at 11:00 am, CDT.  The Annual Meeting will be held at our corporate headquarters, 1900 Southeast Loop 820, Fort Worth, Texas  76140-1003.

Our Annual Report on Form 10-K for the year ended December 31, 2015, including our financial statements for 2015 as well as this proxy statement, is posted on our website at www.tandyleather.com.  Choose the “Investor Relations” and then the “Proxy Online” links.  These proxy materials are first being made available to stockholders and posted on our website on or about April 28, 2016.

What am I voting on?

You are voting on two items:

1.	Election of eight directors for a term of one year, and
2.	An advisory vote on Tandy Leather Factory, Inc.’s executive compensation as disclosed in these materials.

At the date this proxy statement went to print, we did know not of any other matters to be raised at the Annual Meeting.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares:
•	“FOR” each of the nominees to the Board of Directors; and
•	“FOR” the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of this proxy statement and our Annual Report on Form 10-K to all of our stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet.  If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet or by telephone.  If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

You may also choose to receive future proxy materials by e-mail by following instructions provided on the website referred to in the Notice.  Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.  If you choose to receive future proxy materials by e-mail, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of the mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice.  These proxy materials will be available free of charge.

Who is entitled to vote?

Holders of record of shares of our common stock as of the close of business on April 20, 2016 (the record date) are entitled to vote at the Annual Meeting.  As of that date, a total of 9,275,829 shares of common stock were outstanding and entitled to vote.  Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you bring with you a legal proxy from the stockholder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How do I vote?

Your vote is important.  You can save us the expense of a second mailing by voting promptly.  Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be presented by proxy.

If you are a stockholder of record, there are four ways to vote:
•	By Internet, by visiting the website shown on the Notice or the proxy card and following the instructions;
•	By telephone, by calling the toll-free number shown on the Notice or the proxy card and following the instructions;
•	By completing and mailing your proxy card; or
•	By written ballot at the Annual Meeting.

If you vote by Internet or by telephone, your vote must be received by 11:59 PM Eastern Time on June 6, 2016, the business day before the Annual Meeting.  Your shares will be voted as you indicate.  If you return your proxy card, but you do not indicate your voting preferences, your shares will be voted, as the case may be with respect to the item not marked:  FOR the election of each of the nominees to the Board of Directors and FOR the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials.

If your shares are held in a brokerage account in your broker’s name, you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions via the Internet to your broker or nominee.  If you provide specific voting instructions by mail or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting.  If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Annual Meeting.

Is my vote confidential?

Yes.  It is our policy that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from us and our directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against us or to assert a claim by us, and when written comments by a stockholder appear on a proxy card or other voting material.

Who counts the votes?

We will appoint two persons as inspectors of election for the Annual Meeting who will count the votes cast.

What is the quorum requirement of the meeting?

A majority of the outstanding shares of common stock determined on April 20, 2016, represented in person or by proxy at the Annual Meeting constitutes a quorum for voting on items at the Annual Meeting.  If you vote, your shares will be part of the quorum.  Abstentions and broker non-votes (discussed below) will be counted in determining the quorum.  Neither, however, will be counted as votes cast.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting.  In general, the broker or nominee does not have the discretion to vote these shares unless they receive voting instructions from the beneficial owners.  If you hold your shares in street name, it is critical that you return the voting instruction card to your broker, bank or nominee if you want your votes to count in the election of directors or with respect to the advisory vote related to the executive compensation described in this proxy statement.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your broker, bank or nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.  Recent regulatory changes have taken away the ability of your broker, bank or nominee to vote your uninstructed shares in the election of directors on a discretionary basis.  Therefore, if you hold your shares in street name and do not instruct your bank, broker or nominee on how to vote in the election of directors or with respect to the advisory vote related to the executive compensation described in this proxy statement, your shares will not be voted for any director nominee or with respect to the advisory vote related to the executive compensation described in this proxy statement or on any other proposal on which your broker does not have discretionary authority (resulting in a “broker non-vote”).  Broker non-votes will, however, be included in determining whether a quorum exists.

What vote is required to approve the proposals?

The eight nominees for director receiving the highest number of “FOR” votes at the Annual Meeting will be elected to the Board of Directors.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by stockholders entitled to vote on the matter is required to provide advisory approval of the executive compensation of our named executive officers as described in this proxy statement.  Abstentions and broker non-votes are not counted for purposes of the advisory approval of the executive compensation of our named executive officers as described in the proxy statement.

What does it mean if I get more than one proxy card?

It means your shares are in more than one account.  You should vote the shares on all of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address.  You may do this by contacting our transfer agent, Broadridge Corporate Issuer Solutions, by phone (855/503-5061) or by mail to 1717 Arch Street, Suite 1300, Philadelphia, PA  19103.

What if I want to change my vote?

You can change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy.  Proxies may be revoked by:
•	Filing a written notice of revocation, bearing a date later than the proxy date, with our secretary at or before the Annual Meeting;
•	Properly executing a later proxy relating to the same shares;
•	Voting at a later time on the Internet or by telephone, if you previously voted on the Internet or by telephone; or
•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to:  Secretary, Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, Texas 76140-1003.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a current report on SEC Form 8-K within four business days after the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the following as of April 20, 2016, the record date for the Annual Meeting:
•	Beneficial owners of more than 5 percent of the outstanding shares of our common stock, other than our officers and directors;
•	Beneficial ownership by our current directors and the named executive officers set forth in the Summary Compensation table on page 16; and
•	Beneficial ownership by all our current directors and executive officers as a group, without naming them.

The percentage of beneficial ownership is calculated on the basis of 9,275,829 shares of our common stock outstanding as of April 20, 2016.  The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	Bandera Partners LLC (2) 50 Broad Street, Suite 1820 New York, NY 10004	2,859,967	30.6%

Common Stock	RBC Global Asset Management (US) Inc. (3) 50 South Sixth Street, Suite 2350 Minneapolis, MN 55402	638,779	6.9%

Common Stock	Central Square Management LLC (4) 1813 N. Mill Street, Suite F Naperville, FL 60563	742,307	8.0%

Common Stock	Dimensional Fund Advisors LP (5) Building One, 6300 Bee Cave Road Austin, TX 78746	489,984	5.3%

	Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(6)	Percent of Class
Common Stock	Shannon L. Greene(7)	197,082	2.11%
Common Stock	Mark Angus(8)	61,508	*
Common Stock	Jefferson Gramm(2)	2,859,967	30.61%
Common Stock	T. Field Lange(9)	28,463	*
Common Stock	Joseph R. Mannes(10)	55,463	*
Common Stock	L. Edward Martin III(11)	18,263	*
Common Stock	William M. Warren(12)	65,825	*
Common Stock	J. Bryan Wilkinson (13)	17,263	*
Common Stock	Jon Thompson (14)	172,945	1.85%

	All Current Directors and Named Executive Officers as a Group (9 persons)	3,474,779	37.19%

* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
All shares of common stock are owned beneficially, and such owner has sole voting and investment power, unless otherwise stated.  The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
Based on a Form 4 filed on March 24, 2016 by   Jefferson Gramm, who is one of our directors, Bandera Partners, LLC is the investment manager of Bandera Master Fund L.P. in whose name 2,857,936 of our shares are held.  Messrs. Gregory Bylinksy and Jefferson Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC.  Bandera Master Fund L.P. has delegated to Bandera Partners the sole and exclusive authority to vote and dispose of the securities held by Bandera Master Fund.  As a result, each of Bandera Partners and Messrs. Bylinksy and Gramm may be deemed to beneficially own the shares held by Bandera Master Fund. In addition, Mr. Gramm holds 2,031 restricted shares that will vest after June 7, 2016.

(3)
Based on a Schedule 13G/A filed on February 8, 2016 by RBC Global Asset Management (U.S.) Inc.  RBC Global Asset Management (U.S.) Inc. has shared voting power over 602,638 shares of our common stock, and shared investment power over 638,779 shares of our common stock.

(4)	Based on a Schedule 13G/A filed on February 18, 2016 by Central Square Management LLC. Central Square Management LLC has sole voting and investment power over 742,307 shares of our common stock.

(5)
Based on a Schedule 13G filed on February 9, 2016 by Dimensional Fund Advisors LP.  Dimensional Fund Advisors Inc. has sole voting power over 474,175 shares of our common stock and sole investment power over 489,984 shares of our common stock.

(6)
To our knowledge, none of these shares have been pledged.  In accordance with SEC rules, the amounts reflected in this column also include shares of our common stock subject to options that will vest on or before June 7, 2016.

(7)
Shannon L. Greene, a director, interim Chief Executive Officer (since February 2016 following the resignation of Jon Thompson), Chief Financial Officer and Treasurer, holds 173,622 shares directly and 23,460 restricted shares that will vest after June 7, 2016.

(8)
Mark Angus, a director, interim President (since February 2016 following the resignation of Jon Thompson) and Senior Vice President, holds 38,048 shares directly and 23,460 restricted shares that will vest after June 7, 2016.

(9)	T. Field Lange, a director, holds 2,214 shares directly, 4,049 restricted shares that will vest after June 7, 2016, and 22,200 shares subject to options that are fully vested.

(10)	Joseph R. Mannes, a director, holds 27,214 shares directly, 4,049 restricted shares that will vest after June 7, 2016, and 22,200 shares subject to options that are fully vested.

(11)	L. Edward Martin, a director, holds 2,214 shares directly, 4,049 restricted shares that will vest after June 7, 2016, and 12,000 shares subject to options that are fully vested.

(12)	William M. Warren, Secretary, holds 65,825 shares directly.

(13)	J. Bryan Wilkinson holds 1,214 shares directly, 4,049 restricted shares that will vest after June 7, 2016, and 12,000 shares subject to options that are fully vested.

(14)	Jon Thompson, former director, former Chief Executive Officer, and former President, holds 172,945 shares directly. Mr. Thompson resigned from all positions in February 2016.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees.

All directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of stockholders and until their successors have been duly elected and qualified.  Currently there are eight directors.  It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all eight nominees listed below for election as our directors unless authority to so vote is withheld.  All nominees have indicated their willingness to serve for the ensuing term.  If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute.

General information about the Board of Directors

Name	Age	Year First Became Director	Position
Joseph R. Mannes(1)(2)(3)	57	1998	Chairman of the Board of Directors
Mark Angus(5)	55	2009	Director, Interim President, Senior Vice President, Assistant Secretary
Jefferson Gramm(2)(3)	40	2014	Director
Shannon L. Greene(4)(5)	50	2001	Director, Interim Chief Executive Officer, Chief Financial Officer, Treasurer
T. Field Lange(1)(2)(3)	48	2003	Director
L. Edward Martin III(1)(2)(3)	49	2007	Director
William M. Warren	72	2013	Director, Secretary, General Counsel
James Pappas	35	n/a	Director Nominee

(1)	Member of our Audit Committee of the Board of Directors.
(2)	Member of our Compensation Committee of the Board of Directors.
(3)	Member of our Nominating Committee of the Board of Directors.
(4)	Member of our 2007 Director Non-Qualified Stock Option Plan Committee.
(5)	Executive Officer, for purposes of Section 16 of the Securities Exchange Act of 1934.

Joseph R. Mannes, 57, has served as a director since May 1998 and became Chairman of the Board in 2013.  From 2002 to the present, Mr. Mannes has worked at SAMCO Capital Markets, a Dallas, Texas-based broker-dealer, which is not a parent, subsidiary or affiliate of ours, most recently as President.  Mr. Mannes holds a Chartered Financial Analyst designation.  Having served on our Board of Directors for more than sixteen years, Mr. Mannes has a strong understanding of our business and our growth history, which we believe contributes a useful frame of reference in the context of Board of Directors discussions.  He is the primary liaison between our independent directors and senior management and also provides significant insight into capital markets.

Mark Angus, 55, has served as interim President since February 2016, following the resignation of Jon Thompson, former Chief Executive Officer and President.  Mr. Angus has also served as our Senior Vice President since May 2008 and became a director in 2009.  He is responsible for product research and development, including intellectual property defense, as well as product costing.  He manages the import of product from Asia and is the liaison with our largest vendor.  He also oversees our manufacturing operation and manages the sales process to major manufacturers and distributors.  Mr. Angus joined Tandy Leather Factory, Inc. in 1985 and has served in numerous positions with varying responsibilities. He has been involved in buckle and metal design work since 1990 and his designs compose a substantial number of our copyrights.  He is also responsible for the design of our patented belt buckle.  Mr. Angus brings to our Board of Directors his knowledge and experience in intellectual property matters, as well as significant capabilities in operational and strategic planning matters, particularly as they relate to industry trends.

Jefferson Gramm, 40, has served as a director since February 2014.  Mr. Gramm is a portfolio manager at Bandera Partners LLC, which is not a parent or subsidiary of ours but might be deemed to be an affiliate of ours by virtue of holding approximately 30% of our outstanding common stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information regarding Bandera Partners LLC’s ownership of our common stock.  Mr. Gramm has been in his present position since 2006.  His prior experience includes serving as Managing Director of Arklow Capital, LLC, a hedge fund manager focused on distressed and value investments, from October 2004 to July 2006, which is not a parent, subsidiary or affiliate of ours.   He has been a Director of Ambassadors Group Inc. since May 2014, which is not a parent, subsidiary or affiliate of ours.  He served as a Director of Morgan’s Foods Inc. from April 2013 to March 2014, which is not a parent, subsidiary or affiliate of ours. He served as a Director of Peerless Systems Corp from June 2009 to November 2010, which is not a parent, subsidiary or affiliate of ours.   He received an M.B.A. from Columbia University in 2003 and a B.A. in Philosophy from University of Chicago in 1996.  Mr. Gramm provides a unique and valuable perspective with respect to our stockholder base and stockholder issues in general.

Shannon L. Greene, 50, has served as interim Chief Executive Officer since February 2016, following the resignation of Jon Thompson, former Chief Executive Officer and Presidennt.  Ms. Greene also serves our Chief Financial Officer and Treasurer since May 2000 and as a director since January 2001.  From September 1997 to May 2000, Ms. Greene served as our controller and assistant controller.  Ms. Greene, a certified public accountant, is a member of our 401(k) Plan Committee.  Her professional affiliations include the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, and Financial Executives International.  She is a member of the U.S. Chamber of Commerce’s Corporate Leadership Advisory Council and sits on National Retail Federation’s Financial Executive and Employment Law Committees.  She is a member of the Texas Society of CPA’s Professional Standards Committee and also serves as Treasurer and Chair of the Finance Committee of the Women’s Center of Tarrant County.  As our interim Chief Executive Officer, her leadership and familiarity with our operational structure provides our board with valuable insight and relevant information.  As our Treasurer and Chief Financial Officer, Ms. Greene’s detailed knowledge of our financial position and performance contributes significantly to Board discussions.  She also provides governance and government regulatory leadership as a result of her association with the aforementioned financial and business organizations.

T. Field Lange, 48, has served as a director since May 2003.  Mr. Lange, a certified public accountant, is the president of Lange & Associates, P.C., a public accounting firm he established in 1996 in Fort Worth, Texas, which is not a parent, subsidiary or affiliate of ours.  His professional affiliations include the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.  Mr. Lange, as the owner of a local CPA firm, brings a strong business and strategic planning background to our Board of Directors.  He has a valuable understanding of many businesses and provides significant insight into many aspect of our business.  In addition, he provides leadership and governance experience as our Audit Committee Chairmand and brings strong financial experience and contacts to our Board of Directors, which we believe is important to our Board of Directors’ oversight of investments and financial discipline.

L. Edward Martin III, 49, has served as a director since January 2007.  Currently, Mr. Martin is a Managing Member of 1704 Ventures, LLC, a private investment firm, which is not a parent, subsidiary or affiliate of ours.  From 2008 to 2013, he was employed by Buis & Co., a private merchant banking firm, which is not a parent, subsidiary or affiliate of ours. From 2007 to 2008, he was a private investor.  From 2000 to 2007, he served as the Executive Vice President and Chief Operating Officer of The Dunlap Company, a private company operating a chain of 40 department stores in 8 states, which is not a parent, subsidiary or affiliate of ours.  He joined The Dunlap Company in 1998 as Senior Vice President and General Counsel.  Mr. Martin is a member of the State Bar of Texas.  Mr. Martin’s experience managing retail store chains provides invaluable knowledge to our Board of Directors as we navigate our way through business cycles, growth and expansion, and product development.  He also provides knowledge regarding securities laws and capital market issues through his experience as an attorney.

William M. Warren, 72,  has served as a director since February 2013.  He previously served as one of our directors from 1993 to 2003.  He has also served as our Secretary and General Counsel since 1993.  Since 1979, Mr. Warren has been President and Director of Loe, Warren, Rosenfield, Kaitcer, Hibbs, Windsor & Lawrence, P.C., a law firm located in Fort Worth, Texas.

James Pappas, 35, director nominee, is the managing member and owner of JCP Investment Management, which is not a parent, subsidiary or affiliate of ours.  Since January 2015, he has served as a director of Jamba, Inc., a health and wellness brand and leading retailer of freshly squeezed juice, which is not a parent, subsidiary or affiliate of ours.  He also serves on Jamba, Inc.’s Nominating, Corporate Governance and Audit Committees.  He served on the board of directors of The Pantry, Inc., the largest independently operated convenience store chains in the U.S., which is not a parent, subsidiary or affiliate of ours, from March 2014 until it was acquired in February 2015.  Mr. Pappas also served on the board of directors, including Chairman of the Board, of Morgan’s Foods, which is not a parent, subsidiary or affiliate of ours, from February 2012 to May 2014 until it was acquired.  Mr. Pappas received a BBA in Information Technology and a Masters in Finance from Texas A&M University. Mr. Pappas was recommended to our Nominating Committee by Jefferson Gramm, one of our directors.

The information relating to the occupations and security holdings of our directors and nominees is based upon information received from them.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Meeting Attendance

During fiscal 2015, the Board of Directors held four meetings.  All current directors who served during 2015 attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of Directors of which he or she was a member and which were held during the time that he or she was a director or member of such committee, as applicable.  We encourage and expect our directors to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance.  All of our directors attended our Annual Meeting held in 2015.

Director Independence

The Board of Directors has considered the listing requirements of the NASDAQ for "independence" of directors, and it has determined that Jefferson Gramm, T. Field Lange, Joseph R. Mannes, and L. Edward Martin III, our non-employee directors, are independent under these requirements.  James Pappas, a director nominee, would be independent under these requirements.  Our independent directors hold executive sessions at least once a year.

Board of Directors Leadership Structure

Since 2007, the Board of Directors has determined it appropriate to separate the roles of CEO and Chairman, allowing the CEO to run Tandy Leather Factory, Inc. and the Chairman to run the Board of Directors.  Jon Thompson was our CEO from 2009 until he resigned in February 2016.  The Board named Shannon Greene as interim Chief Executive Officer following Mr. Thompson’s resignation.  Joseph R. Mannes, one of our directors, has been Chairman of the Board since 2013.

We believe our CEO and our Chairman have an excellent working relationship that has allowed the CEO to focus on the challenges that we face in the current business environment.  The separation of the CEO and Chairman positions provides strong leadership for our Board of Directors, while also positioning our CEO as our leader in the eyes of our customers, employees, and other stakeholders.

Our Board of Directors has five independent members and three non-independent members.  We have three committees of the Board of Directors comprised solely of independent directors, with three different independent directors serving as chairs of the committees.  We believe that the number of independent, experienced directors that make up our Board of Directors benefits us and our stockholders.

Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors, focusing on the most significant risks facing us and our general risk management strategy, and also ensuring that risks undertaken by us are consistent with the Board of Directors’ appetite for risk.  Management is responsible for the development, implementation, and maintenance of our risk management processes and provides periodic reports to the Audit Committee on its assessment of strategic, operational, financial, competitive, reputational, and legal risks to us.  We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure supports this approach.

Director Compensation

Compensation of non-employee directors is determined by the Board based upon recommendations prepared by the Nominating Committee. Effective April 2013, the compensation program for our non-employee directors provides for each non-employee director to be paid an annual retainer of $16,000. In addition, the Chairman of the Audit Committee is paid an additional annual retainer of $5,000, the Chairman of the Compensation Committee is paid an additional annual retainer of $3,000, the Chairman of the Nominating Committee is paid an additional annual retainer of $3,000, and the Chairman of the Board is paid an additional annual retainer of $20,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board of Directors, including the committees thereof. In addition, we are currently authorized to grant nonqualified stock options to purchase 3,000 shares of our common stock per year to each of our non-employee directors under our 2007 Director Non-Qualified Stock Option Plan.  However, no grants were made under this plan in 2014.

In each of 2014 and 2015, we awarded restricted stock to each non-employee director with a fair value equal to approximately $14,500 based on a fair market value as of the date of grant, in accordance with our 2013 Restricted Stock Plan.  The shares underlying such awards will vest equally over a four year period from the date of grant.

The goal of the restricted stock and stock option plans is to provide a means of attracting and retaining competent non-employee personnel to serve on our Board of Directors by offering individuals long-term equity incentives tied to our performance.  Each of our non-employee directors is eligible to participate in these plans.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2015.  Our directors who are also employees, and William Warren who is also our general counsel, receive no additional compensation for serving as directors.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards($)(1)	Option Awards ($)(2)(3)	Total ($)
Joseph R. Mannes	$36,000	$14,500	-	$50,500
Jefferson Gramm	16,000	-	-	16,000
T. Field Lange	21,000	14,500	-	35,500
L. Edward Martin III	19,000	14,500	-	33,500
J. Bryan Wilkinson	19,000	14,500	-	33,500

(1)	There was one restricted stock grant to non-employee directors in 2015 of 1,613 shares each at a fair value of $8.99 per share. The shares vest equally over four years, beginning February 2016.

(2)	There were no option grants to non-employee directors in 2015.

(3)	The table below shows the number of stock options held by the non-employee directors as of the end of fiscal 2015:

Name	Exercisable	Unexercisable	Aggregate
Lange	22,200	-	22,200
Mannes	22,200	-	22,200
Martin	12,000	-	12,000
Wilkinson	12,000	-	12,000

COMMITTEES OF THE BOARD OF DIRECTORS

As of the date of this proxy statement, our Board of Directors has four committees:  (1) Audit Committee, (2) Compensation Committee, (3) Nominating Committee, and (4) 2007 Director Non-Qualified Stock Option Plan Committee.  The membership during the last fiscal year and the function of each committee are described below.

Name of Director	Audit	Compensation	Nominating	2007 Director Non-Qualified Stock Option Plan
Non-Employee Directors:
Jefferson Gramm	-	X	X
T. Field Lange	C	X	X
Joseph R. Mannes	X	X	X
L. Edward Martin, III	X	C	X
J. Bryan Wilkinson	X	X	C

Employee Directors:
Shannon L. Greene				X

Number of Meetings in Fiscal 2015	5	1	1	-
_________________
X = Committee member; C = Committee Chairman

Nominating Committee

We have a Nominating Committee consisting of five directors, all of whom are "independent" under the listing requirements of NASDAQ.  The Nominating Committee met one time during 2015.

The Board of Directors has adopted a written charter for the Nominating Committee, which is available on our website at www.tandyleather.com.   This charter provides that the Nominating Committee is responsible for identifying individuals qualified to become directors consistent with criteria established by the Board of Directors.  Although the Board of Directors has not yet established these criteria, the charter also provides that the Nominating Committee shall take into account such additional factors as it deems appropriate in evaluating candidates.  These factors may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the Board of Directors.  In addition, the charter states that the Nominating Committee will consider stockholder recommendations of director nominees, as well as nominations by our senior officers.  The Nominating Committee plans to evaluate all director nominees in a like manner without regard as to who recommended the nomination.  Traditionally, we have not engaged third parties to identify or evaluate potential directors or to assist in that process.  In addition, the Nominating Committee makes a review and evaluation periodically of the Board of Directors and the Nominating Committee's own performance.  Further, the Nominating Committee recommends persons to serve on the Nominating Committee as members, as well as the possible removal of any incumbent Nominating Committee members.

Stockholders may nominate director nominees for consideration by writing to our Secretary at 1900 Southeast Loop 820, Fort Worth, Texas  76140.  Any such nomination must include:

•
As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	The nominating stockholder’s name and address, as they appear on our books, and the class and number of our shares beneficially owned by him.

The Nominating Committee recommended to the Board of Directors that all eight director nominees listed in this proxy statement serve as directors for a term ending on the date of the 2017 Annual Meeting of Stockholders.

The Nominating Committee will consider nominees for directors recommended by our stockholders and will evaluate such nominees using the same criteria used to evaluate director candidates as described above. Nominations of persons for election to the Board of Directors may be made by any stockholder entitled to vote for the election of directors at the applicable meeting that complies with the notice procedures set forth in our bylaws. Such nominations shall be made pursuant to timely notice in writing to our Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at our principal executive offices not less than 30 days nor more than 60 days prior to the applicable meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally scheduled. The stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving notice (a) the name and address, as they appear on our books, of such stockholder, and (b) the class and number of our shares that are beneficially owned by such stockholder.

Audit Committee

The Audit Committee’s basic role is to assist the Board of Directors in fulfilling its fiduciary responsibility pertaining to our accounting policies and reporting practices.  Among other duties, the Audit Committee is to be the Board of Directors’ principal agent in assuring the independence of our outside auditor, the integrity of management, and the adequacy of disclosures to stockholders.  The Board of Directors has determined that all members of the Audit Committee are "independent" under the applicable rules of the NASDAQ and that T. Field Lange, Chairman of the Audit Committee, and Joseph R. Mannes, Audit Committee member, both qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K.  The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.tandyleather.com.  The Audit Committee met five times during 2015.   The Report of the Audit Committee for the fiscal year ended December 31, 2015 appears below.

Our Audit Committee selected Weaver and Tidwell LLP (“Weaver”) to serve as our independent public accountant for the years ended December 31, 2014 and 2015, as well as for the first three quarters of 2016.  A representative of Weaver is expected to attend our Annual Meeting.  The representative will have the opportunity to make a statement at the Annual Meeting and respond to appropriate questions from our stockholders.  Our Audit Committee has not named the independent public accounting firm that will serve as outside auditor for 2016.  The Audit Committee expects to select the independent auditors to audit our annual financial statements for 2016 during the next few months, as part of the Audit Committee’s normal selection process.

Audit Fees

Weaver performed the audits of our 2014 and 2015 financial statements, as well as the reviews of the financial statements included in our Forms 10-Q for the same periods.  The amounts shown below are the aggregate amounts paid to Weaver during 2014 and 2015 for services in the categories indicated.

Types of Fees	2014	2015
Audit fees	$103,100	$100,500
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$103,100	$100,500

In accordance with the charter of our Audit Committee as in effect at the relevant times and the rules of the SEC, the Audit Committee approved all of the fees indicated above before the services were provided.

Report of the Audit Committee

As members of the Audit Committee, we oversee Tandy Leather Factory, Inc.’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

During 2015, we recommended, and the Board of Directors approved, the appointment of Weaver as independent auditors for the year ended December 31, 2015.  Our auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2015 with our management and has discussed with Weaver the matters required to be discussed by Statement on Auditing Standards Board Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has received from Weaver the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Weaver’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Weaver their independence from us and our management.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

              AUDIT COMMITTEE:
T. FIELD LANGE, Chairman
JOSEPH R. MANNES
L. EDWARD MARTIN, III
J. BRYAN WILKINSON

*****************************

COMPENSATION DISCUSSION AND ANALYSIS

The primary focus of our executive compensation programs is to improve our performance year over year and over a longer-term period.  The compensation programs were designed to provide the tools necessary to hire executives with the skills needed to manage Tandy Leather Factory, Inc. to meet these goals and to retain them over the long-term.  In developing the programs, a key consideration was to have plans that were easy to understand and administer, while being competitive with companies of similar size and philosophy.  Over the past several years, management and the Compensation Committee have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business objectives.  Our philosophy has been to reward team performance, measured by our overall results.  Each executive officer’s compensation is linked to their individual contribution toward increases in the size of our operations, our income, and increases in stockholder value.  At the 2015 Annual Meeting, stockholders were asked to approve Tandy Leather Factory, Inc.’s 2014 exeuctive compensation programs.  More than 99% of the shares voted approved the program.  In consideration of these results and other factors the the Compensation Committee evaluates on a regular basis, the Compensation Committee concluded that Tandy Leather Factory, Inc.’s existing executive compensation programs continue to be appropriate to support Tandy Leather Factory, Inc.’s compensation philosophy and objectives described in this discussion.

Compensation Committee

The Compensation Committee is responsible for recommending to the Board of Directors the compensation program of the executive officers.  The Compensation Committee submits all issues concerning executive compensation to the full Board of Directors for approval.  It may not delegate this authority.  The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.tandyleather.com.  The Compensation Committee met one time during 2015.

Compensation for our executive officers consists of the following components:

•	Base salary;
•	Annual incentive bonus;
•	Restricted stock grants;
•	Retirement and other benefits, and
•	Change of Control Agreements.

Each of these elements of pay is described below.

Company Performance.  Tandy Leather Factory, Inc. completed another profitable year in 2015, with net income of $6.4 million, or $0.63 per diluted share.  Consolidated sales increased slightly, or 0.9%, over 2014, while profitability declined 16% due to a challenging year in retail, specifically a very tough first quarter that resulted from the West Coast port issues and low inventory levels from record fourth quarter 2014 sales.  We spent the rest of 2015 trying to make up for our first quarter’s results and overcoming unfavorable exchange rates which negatively impacted our international operations.

Base Salary

Base salaries are intended to reward our executive officers based upon their roles within Tandy Leather Factory, Inc. and for their performance in those roles.  Base salaries are established when an executive officer is hired, based on prior experience and compared to salaries for comparable positions in other companies.  Base salaries are generally increased annually assuming our financial performance is satisfactory.

Bonuses

We award discretionary bonuses to our executive officers, up to a maximum of 5% of Tandy Leather Factory’s pretax income as determined by the Compensation Committee.  We determine these bonuses on a subjective basis, considering business prospects for the upcoming year and the improvement in our net income and financial position for the year in question.  These discretionary bonuses are awarded annually and paid in the first quarter of the following year.

Restricted Stock Grants

We award restricted stock grants to promote long-term retention of executive officers and permit them to accumulate equity ownership in Tandy Leather Factory, Inc. so that the interests of our management team are directly aligned with the interest of our stockholders.  We believe it is important to have an element of compensation that is focused directly on retaining talent so that we can minimize potential loss of company and industry knowledge and the disruption inherent in unplanned turnovers.  Restricted stock grants also align our executive officers with our stockholders by making them stockholders themselves.  Retaining talent and aligning interests encourages our executive officers to take actions to enhance the value of our business and increase stockholder value.  Time-based restricted stock awards vest equally over four years.

Retirement and Other Benefits

Our benefits program includes a retirement plan and a group insurance program.  The objective of the program is to provide executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) that could interrupt the executive officer’s employment and/or income received as an active employee.  Our retirement plans are designed to provide a competitive level of retirement income to our executive officers and to reward them for continued service with Tandy Leather Factory, Inc.  The retirement program for executive officers consists of a tax-qualified 401(k) Plan that covers all full-time employees.  The group insurance program consists of life and health insurance benefits plans that cover all full-time employees.

Change of Control Agreements and Provisions

We have entered into change of control agreements with our named executive officers in order to provide continued compensation and benefits in the event of a change of control as defined in the agreements. The agreements are for three-year terms and are thereafter automatically extended for successive one-year terms.  The agreements also provide that, if there is a change of control, the terms will continue for twenty-four (24) months thereafter.  The circumstances under which benefits are payable pursuant to the agreements generally are a change of control plus one of the following: the termination of the named executive officer without cause by us or by the named executive officer for other defined reasons within two years after a change of control; or the termination of the named executive officer’s employment by us without cause in anticipation of a change of control. Under these agreements, a “change of control” is a defined term that includes a merger, a sale of all or substantially all of our assets or a similar transaction involving us, a third party acquiring more than 35% of our shares which includes, in general, a person or entity becoming a 35% or greater stockholder of us, a covered removal of directors on our board of directors, or our liquidation or dissolution.

Benefits under the change of control agreements include:

•	A lump sum payment equal to three times the named executive officer’s base salary at the rate in effect immediately prior to the change of control;
•	Continuation of health, disability, life and other insurance benefits for three years following the termination; and
•	A reduction in payments in certain circumstances so as to avoid adverse excise tax consequences to the named executive officer.

Such benefits under the agreements are payable regardless of any such person seeking or obtaining employment following termination, provided that the continuation of health, disability, life and other insurance benefits will be discontinued if the named executive officer becomes covered under the insurance programs of a subsequent employer and, with respect to all health insurance plans, provided that such subsequent employer’s health insurance plans do not contain any exclusion or limitation with respect to any preexisting condition of the named executive officer or the named executive officer’s eligible dependents that are covered by our plan or plans.

Our 2013 Restricted Stock Plan also provides accelerated vesting in the event of a change of control.  (However, the share acquisition threshold under the definition of “change of control” in the 2013 Restricted Stock Plan is 50%, rather than 35%).  Except to the extent that the Compensation Committee provides a result more favorable to holders of awards, in the event of a change of control, restricted stock that is not vested before a change of control will vest on the date of the change of control.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members has ever been employed by us as an officer or member of management, nor was any Compensation Committee member a party to any material transaction or relationship with us during the past fiscal year requiring disclosure pursuant to SEC rules.  In addition, none of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on our Compensation Committee or our Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board of Directors that the CD&A be included in Tandy Leather Factory, Inc.’s Form 10-K and proxy statement.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act.

                               COMPENSATION COMMITTEE:
L. EDWARD MARTIN, III, Chairman
JEFFERSON GRAMM
T. FIELD LANGE
JOSEPH R. MANNES
J. BRYAN WILKINSON

*****************************

COMPENSATION TABLES AND OTHER INFORMATION

The following table includes information required by Item 402 of Regulation S-K promulgated by the SEC.  The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us.  For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” above.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Mark Angus, Senior Vice President (3)	2015 2014 2013	$200,000 $200,000 $187,400	$140,000 $195,000 $195,000	$84,003 $84,000 -	$14,434 $14,026 $13,426	$438,437 $493,026 $95,105
Shannon L. Greene, Chief Financial Officer & Treasurer (3)	2015 2014 2013	$210,000 $210,000 $197,000	$140,000 $195,000 $195,000	$84,003 $84,000 -	$14,435 $12,738 $13,832	$448,438 $501,738 $405,832
Jon Thompson, Chief Executive Officer, President and Chief Operating Officer (3)	2015 2014 2013	$225,000 $225,000 $218,000	$140,000 $195,000 $195,000	$84,003 $84,000 -	$15,003 $14,672 $12,847	$464,006 $518,672 $425,847

(1)
There were restricted stock grants to the named executive officers in 2015 and 2014 of 9,344 and 9,375 shares each, respectively, at a fair value of $8.99 and $8.96 per share, respectively, which vest equally over four years, beginning February 2016 and February 2015, respectively.

(2)	The amounts in this column represent the 401(k) plan company matching contribution for the named individuals.
(3)	Mr. Thompson resigned from the Company in February 2016, at which time Ms. Greene was appointed interim CEO and Mr. Angus was appointed interim President.

As of December 31, 2015, there were no outstanding option awards for any of the named executive officers.  Further, there were no option exercises during the year ended December 31, 2015 as all options previously granted have been exercised.

OUTSTANDING STOCK AWARDS AS OF DECEMBER 31, 2015

Name	Number of shares of stock that have not vested (#)(1)	Market value of shares of stock that have not vested ($)
Shannon Greene	16,375	$120,193
Mark Angus	16,375	$120,193

(1)	Restricted shares awarded in 2015 and 2014 of 9,344 and 9,375 shares each, respectively, vest equally over four years beginning February 2016 and February 2015, respectively.

PROPOSAL TWO:  ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Board of Directors recommends a vote “FOR” the advisory approval of the executive compensation of our named executive officers as disclosed in this proxy statement.

Based upon a vote of stockholders at our 2011 Annual Meeting, following the Board of Directors' recommendation for an annual advisory vote to approve the compensation of our named executive officers, we are providing stockholders with an advisory vote on executive compensation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, added Section 14A to the Securities Exchange Act of 1934, as amended, and requires that we provide our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” vote, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2015 executive compensation programs and policies and the compensation paid to our named executive officers.

As discussed in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve us and our stockholders by aligning executive compensation with stockholder interests and by encouraging and rewarding management initiatives that will benefit us and our stockholders, customers, and employees over the long-term.

At last year’s annual meeting, 99% of the votes cast on the advisory vote on executive compensation were in favor of our named executive officer compensation for 2014.  We are asking our stockholders to again indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders of Tandy Leather Factory, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Tandy Leather Factory, Inc., as disclosed in the 2016 proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal.  Although your vote on this matter is advisory in nature and therefore will not be binding upon Tandy Leather Factory, Inc., the Compensation Committee or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of us and our stockholders.  The vote on this resolution is not intended to address any specific element of compensation but rather relates to overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Since the beginning of our last fiscal year, there have been no transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year end for our last two most recently completed fiscal years, and in which any related person, as defined under Item 404(a) of Regulation S-K, had or will have a direct or indirect material interest. Such related persons include our directors, executive officers, nominees for director, any beneficial owner of more than five percent (5%) of our common stock, and their immediate family members.

Our Code of Business Conduct, which applies to all employees, including our executive officers and our directors, provides that our employees and officers and members of our Board of Directors are expected to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business with honesty and in compliance with law and high ethical standards.  In addition, our directors and officers are expected to report any potential related party transactions to the Board of Directors.  Our Audit Committee, on behalf of the Board of Directors, reviews the material facts of all reported matters, by taking into account, among other factors it deems appropriate, whether a transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction to determine whether an actual conflict of interest exists.  No director may participate in any discussion or approval of a matter for which he or she is a related party.  An annual review and assessment of any ongoing relationship with a related party is performed by the Audit Committee and reported to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC.  Based solely on a review of the copies of such reports and amendments thereto furnished to us with respect to fiscal 2015 and written representations from our directors and executive officers, we believe that, during fiscal 2015, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans (including individual compensation arrangements) that authorize the issuance of shares of our common stock.  The information is aggregated in two categories:  plans previously approved by our stockholders and plans not approved by our stockholders.  The table includes information for officers, directors, employees and non-employees.  All information is as of December 31, 2015.

Plan Category	Column (a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Column (b) Weighted-average exercise price of outstanding options, warrants and rights	Column (c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Equity compensation plans approved by stockholders	128,833	$7.08	252,315
Equity compensation plans not approved by stockholders
TOTAL	128,833	$7.08	252,315

OTHER MATTERS

Solicitation of Proxies

We will pay for the cost of soliciting proxies.  Our directors, officers and employees may solicit proxies.  They will not be paid for soliciting the proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation.  Proxies may be solicited in person, by mail, by telephone, by telegram or other means of communication.  We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.

Stockholder Proposals for 2017

If you wish to present a proposal for consideration at an annual meeting, you must send written notice of the proposal to our Secretary not less than ten days before such annual meeting.  We have not received notice of any stockholder proposals to be presented at this year’s Annual Meeting.

If you would like your proposal to be included in next year’s proxy statement, you must submit the proposal to our corporate secretary by no later than December 21, 2016, or, if we hold our next annual meeting on a date that is more than 30 days from the anniversary of our 2016 Annual Meeting, a reasonable time before we begin to print and send our proxy materials.  We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include pursuant to the rules of the SEC.  You may write to our Secretary at 1900 Southeast Loop 820, Fort Worth, Texas 76140 to present a proposal for consideration.

If a stockholder raises a matter at the Annual Meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.  According to our by-laws, any proposal properly raised at the Annual Meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the Annual Meeting, whether in person or by proxy unless a higher approval threshold is required by applicable law.

Stockholder Communications with Board of Directors

Stockholders who wish to communicate with the Chairman or with the directors as a group may do so by writing to our Secretary at Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140.  Our Secretary will forward your communication to the directors or Chairman of the Board as requested by the stockholder.  All appropriate communications addressed to directors will be reviewed by our Secretary.  Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the Board of Directors.  Our Secretary has the option, but not the obligation, to forward these other communications to appropriate channels within Tandy Leather Factory, Inc.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders.  This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers household proxy materials, delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or the Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiples copies of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request addressed to Investor Relations Department, Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140, by calling Investor Relations at 817-872-3200, or by sending an e-mail to Investor Relations at shannon.greene@tandyleather.com.  We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to a registered stockholder at a shared address to which a single copy of the applicable document(s) was delivered.

General Information

A COPY OF FORM 10-K AS FILED WITH THE SEC WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, TANDY LEATHER FACTORY, INC., 1900 SOUTHEAST LOOP 820, FORT WORTH, TEXAS 76140.

Management knows of no other business which may be properly brought before the 2016 Annual Meeting of Stockholders.  However if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 2 OF THIS PROXY STATEMENT.

TANDY LEATHER FACTORY, INC.

s/s Joseph R. Mannes
Chairman of the Board

Fort Worth, Texas
April 26, 2016

PROXY CARD
TANDY LEATHER FACTORY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON JUNE 7, 2016

The undersigned hereby appoint(s) Mark J. Angus and William M. Warren, and each of them, proxies or proxy of the undersigned with full power of substitution and revocation, to act and vote all of the undersigned's shares of Tandy Leather Factory, Inc. common stock, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. at Fort Worth, Texas on June 7, 2016, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting.  If no directions are given, this proxy will be voted “FOR” Item 1 and  2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and  2.

1. Election of eight directors.

________ FOR ALL	NOMINEES:
Mark Angus
________ WITHHOLD ALL to vote for the listed nominees	Shannon L. Greene
T. Field Lange
________ FOR ALL EXCEPT (do not vote for the nominee(s)	Jefferson Gramm
whose name(s) appear(s) below):	Joseph R. Mannes
____________________________________	L. Edward Martin III
_____________________________________	James Pappas
_____________________________________	William M. Warren
_____________________________________

	For	Against	Abstain

2. Advisory Vote on Executive Compensation	____________	_____________	_____________

Mark here for
address change [ ]
and note at left

Please sign exactly as your name appears on this Proxy. Date and promptly return this Proxy in the enclosed envelope.

Signature: _____________________________________	Signature: _____________________________________

Date: ________________________________, 2016	Date: ________________________________, 2016